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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                               HCI Direct, Inc.

               (Formerly, Hosiery Corporation of America, Inc.)
            (Exact name of registrant as specified in its charter)


               Delaware                                36-0782950
        (State of Incorporation                     (I.R.S. Employer
           or Organization)                        Identification no.)


         3369 Progress Drive                              19020
        Bensalem, Pennsylvania                          (Zip Code)
(Address of Principal Executive Offices)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [x]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
333-07197

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange
          Title of each class                     on which each class is
           to be registered                          to be registered
          -------------------                     ----------------------

  Common Stock, par value $.01 per share          New York Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None





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Item 1. Description of Registrant's Securities to be Registered
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        Information with respect to the common stock, par value $.01 per share
(the "Common Stock"), of HCI Direct, Inc. (formerly, Hosiery Corporation of America, Inc.), a Delaware corporation (the "Company"), being registered hereby is incorporated herein by reference to the information appearing under the caption "Description of Our Capital Stock" in the form of prospectus contained in the Company's Registration Statement on Form S-1 (File No. 333-07197), as such may be amended (including any prospectus filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933).


Item 2. Exhibits
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        Not applicable.



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                                  SIGNATURES
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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         HCI DIRECT, INC.


                                                /s/ John F. Biagini
Dated: July 13, 1999                     By: ________________________________
                                         Name:  John F. Biagini
                                         Title: Chairman of the Board and
                                                Chief Executive Officer